UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Aphton Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APHTON CORPORATION

8 Penn Center, Suite 2300

1628 JFK Boulevard

Philadelphia, Pennsylvania 19103

To Our Stockholders:

We cordially invite you to attend the Special Meeting of Stockholders to be held on [            ], 2006, at Aphton Corporation, 8 Penn Center, Suite 2300, 1628 JFK Boulevard, Philadelphia, Pennsylvania 19103. The meeting will start promptly at [            ].

The attached Notice of Special Meeting and the Proxy Statement describe the formal business to be transacted at the Special Meeting.

It is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date, and return the enclosed proxy card in the envelope, vote electronically using the Internet or vote via telephone according to the instructions on the proxy card. If you attend the meeting, you may vote your shares personally, even though you have previously designated a proxy. The items to be considered at the meeting include (1) the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split and (2) the transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.

We sincerely hope you will be able to attend and participate in our Special Meeting of Stockholders.

On behalf of Aphton Corporation’s Board of Directors,

PATRICK A. MOONEY, MD Chairman

APHTON CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [            ], 2006

To Our Stockholders:

We will hold our Special Meeting of Stockholders on [            ], 2006, at [            ]. Our meeting will be held at Aphton Corporation, 8 Penn Center, Suite 2300, 1628 JFK Boulevard, Philadelphia, Pennsylvania 19103. If you owned common stock at the close of business on December 13, 2005, you may vote at this meeting or any adjournments or postponements thereof.

At the meeting, we plan to:

1.	consider and vote on an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split; and

2.	transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our Board of Directors is not aware of any other proposals for the [            ], 2006 meeting.

It is important that your common stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by signing, dating, and returning the enclosed proxy card, voting electronically using the Internet or using the telephone voting procedures. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

APHTON CORPORATION

PATRICK A. MOONEY, MD Chairman

Philadelphia, Pennsylvania

[            ], 2005

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND IN PERSON.

i

APHTON CORPORATION

8 Penn Center, Suite 2300

1628 JFK Boulevard

Philadelphia, Pennsylvania 19103

PROXY STATEMENT

INFORMATION ABOUT THE MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aphton Corporation for our Special Meeting of Stockholders to be held on [            ], 2006 at [            ]. Our Special Meeting will be held at Aphton Corporation, 8 Penn Center, Suite 2300, 1628 JFK Boulevard, Philadelphia, Pennsylvania 19103. This proxy statement and the accompanying proxy are first being mailed to stockholders on or about [            ], 2005.

PURPOSES OF THE MEETING

At the special meeting, our stockholders will consider and vote upon the following matters:

1.	consider and vote on an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split; and

2.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND IN PERSON.

SUMMARY TERM SHEET

This summary term sheet describes the material terms of the proposal that you will be voting on at the Special Meeting of Stockholders. The only proposal for the meeting relates to implementation of a reverse stock split. To better understand this proposal you should carefully read this entire document and its attachments.

Why are stockholders being asked to approve a reverse stock split?

We are asking you to approve a reverse stock split for the purpose of obtaining a higher per share trading price for our Common Stock which we believe is in our best interests. A higher per share trading price will also assist us in maintaining eligibility for the listing of our Common Stock on The NASDAQ Capital Market. A reverse stock split will combine the outstanding Common Stock into fewer number of shares, and therefore a share of Common Stock outstanding after giving effect to a reverse stock split is likely to trade at a higher price per share than a share of Common Stock outstanding before giving effect to a reverse stock split. See “Proposal – Purpose” beginning on page     .

Why are stockholders being asked to approve a reverse stock split at a range of ratios?

Our Board of Directors believes that approval of a reverse stock split at a range of ratios instead of a specific ratio provides our Board of Directors the flexibility necessary to achieve the purposes of the reverse stock split.

What vote is required to approve the Proposal?

Delaware law requires that in order to approve the proposal, a majority of the outstanding shares is required to approval the proposal. See “Proposal – Vote Required “ beginning on page     .

Are there appraisal rights?

Stockholders will not be entitled to appraisal rights under the Delaware General Corporation Law in connection with the amendment to our Amended and Restated Certificate of Incorporation or the potential issuance and sale of our shares below the greater of the then current market price or book value.

What is the Board of Directors’ recommendation on how to vote?

Our Board of Directors unanimously recommends that you vote FOR the approval of the Proposal. See “Proposal – Recommendation of the Board of Directors” beginning on page     .

General Information About the Special Meeting and Voting

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Special Meeting. This proxy statement summarizes the information you need to know to vote at the Special Meeting on [            ], 2006, and at any adjournment of the meeting, for the purposes indicated in the accompanying Notice of Special Meeting of Stockholders.

Who can vote?

You may vote your common stock if our records show you owned your shares at the close of business on the record date, which is December 13, 2005. On the record date, there were [            ] shares

of our common stock outstanding, with a par value of $0.001 per share. Holders of our common stock are entitled to one vote per share held as of the record date.

How do I vote?

You may vote: (1) in person by attending the meeting, (2) by mail by completing, signing, dating, and returning the enclosed proxy card, (3) electronically by using the Internet or (4) via telephone. To vote your proxy card by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card. To vote your proxy electronically by using the Internet or to vote your proxy via telephone, see the instructions on the proxy card and have the proxy card available when you access the Internet website or place your telephone call. If you hold your shares through a broker, bank, or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

Proxies duly executed and received in time for the meeting will be voted in accordance with your instructions. If no instructions are given, proxies will be voted as follows:

1.	FOR the amendment to our Amendment and Restated Certificate of Incorporation to effect a reverse stock split; and

2.	In the discretion of the proxyholders, FOR or AGAINST such other business as may properly come before the meeting or any adjournment or postponement thereof.

What if other matters come up at the Special Meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the Special Meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

How can I revoke or change my vote?

Proxies may be revoked at any time prior to the meeting in the following ways:

•	by giving written notice of revocation to our Secretary;

•	by giving a later dated proxy;

•	by changing your vote on the Internet website;

•	by using the telephone voting procedures; or

•	by attending the meeting and voting in person.

If you choose to revoke your proxy by giving written notice to our Secretary, please note that your revocation will not be effective until received by us at or prior to the Special Meeting.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker or other nominee, that party should give you instructions for voting your shares.

What constitutes a quorum?

Under Delaware law and our Bylaws, the presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast on the matter at the Special Meeting constitutes a quorum. Abstentions and broker non-votes will count for purposes of determining if there is a quorum present at the Special Meeting. In the event there are not sufficient votes for a quorum to approve or ratify any proposal at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit the further solicitation of proxies.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. We may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

Who can help answer my questions?

If you have any questions concerning any proposal or the Special Meeting, or if you would like additional copies of the proxy statement or if you will need special assistance at the meeting, please call [            ], our [            ], at [(    )         ].

You are requested, regardless of the number of shares you hold, to sign the attached proxy card and return it promptly in the enclosed envelope.

PROPOSAL

REVERSE STOCK SPLIT

General

On December 9, 2005, our Board of Directors approved an amendment (the “Reverse Stock Split Amendment”) to our Amended and Restated Certificate of Incorporation, as amended, to be filed at the discretion of our Board of Directors to effect a reverse stock split of our issued and outstanding Common Stock (the “Reverse Stock Split”). The form of the proposed Reverse Stock Split Amendment is attached hereto as Annex A. All stockholders are urged to carefully review the attached Annex A. Under the terms of the Reverse Stock Split, every three to ten shares of our issued and outstanding Common Stock would automatically be converted into one share of our Common Stock. The exact ratio shall be determined by our Board of Directors in its sole discretion, based on what is in the best interests of the Company and its stockholders. Our Board of Directors believes that approval of the Reverse Stock Split Amendment at a range of ratios instead of a specific ratio provides our Board of Directors the flexibility necessary to achieve the purposes of the Reverse Stock split. If approved by our stockholders and implemented by our Board of Directors, the Reverse Stock Split Amendment would be effective on such date as it is filed with the Delaware Secretary of State (the “Effective Date”).

On the Effective Date, the Reverse Stock Split will result in the automatic conversion of between and including three and ten shares (as determined in the manner described above) of our issued and outstanding Common Stock into one share of Common Stock. Fractional shares of Common Stock shall not be issued as a result of the Reverse Stock Split, rather we will round up each fractional share to the next whole post-split share. Except for possible adjustments that may result from the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The Reverse Stock Split Amendment will not alter the par value of the Common Stock.

The Reverse Stock Split shall be effected only upon our Board of Director’s determination that the Reverse Stock Split is in the best interest of the Company and its stockholders. Even after approval by the stockholders, our Board of Directors may, in its sole discretion, determine not to effect the Reverse Stock Split or to delay such action based on a number of factors.

In determining whether to implement the Reverse Stock Split, and the proper ratio to be used, our Board of Directors will consider, among other things, (i) the trading price of the Common Stock at such time, (ii) the number of shares that will be outstanding after the split, (iii) the stockholders’ equity at such time, (iii) the number of shares available for issuance in the future and (iv) the capital requirements of the Company at such time.

Purpose

The primary purpose of the Reverse Stock Split is to obtain a higher per share trading price for our Common Stock. A higher per share trading price will assist us in maintaining eligibility for the listing of our Common Stock on The NASDAQ Capital Market, attracting investors and raising additional capital. The Reverse Stock Split shall combine the outstanding Common Stock into fewer number of shares, and therefore a share of Common Stock outstanding after giving effect to the Reverse Stock Split is likely to trade at a higher price per share than a share of Common Stock outstanding before giving effect to the Reverse Stock Split.

Our Common Stock is quoted on The NASDAQ Capital Market. In order for our Common Stock to continue to be quoted on The NASDAQ Capital Market, we must satisfy certain listing maintenance standards established by NASDAQ. The minimum standards for listing on The NASDAQ Capital Market include, among other requirements, stockholders’ equity of $2.5 million or market capitalization of $35 million and a minimum bid price of $1.00. A failure to meet the minimum bid price requirement shall be determined to exist only if the deficiency continues for a period of 30 consecutive business days. On June 23, 2005, NASDAQ notified us of the failure to maintain the minimum bid price requirement. In order to regain compliance, the bid price of our Common Stock must close at $1.00 per share or more for a minimum of 10 consecutive trading days. We must regain compliance with the minimum bid price requirement by December 20, 2005 or our Common Stock will be delisted from The NASDAQ Capital Market. Also, on October 26, 2005, NASDAQ notified us of our failure to maintain a market value of listed securities of $35,000,000. We were granted a thirty day period, through November 25, 2005, to regain compliance with the listing standard or face the prospect of delisting. On November 29, 2005, NASDAQ notified us that our Common Stock is subject to delisting based upon our failure to maintain a market value of listed securities of $35,000,000. On December 6, 2005, we requested a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination and to request the continued listing of our Common Stock on NASDAQ pending our compliance with the listing standard. The request for such hearing will stay the delisting action until the Listing Qualifications Panel renders its decision.

We believe the Reverse Stock Split will increase the chances that our Common Stock will trade at or above the NASDAQ-required $1.00 minimum bid price. Also, we believe the Reverse Stock Split will improve our ability to raise more equity and increase our chances of meeting the NASDAQ-required $35,000,000 market value of listed securities. Many institutional investors are reticent about investing in securities which have a market price of less then $1.00. Consequently, if our common stock continues in its current range our ability to raise additional capital to comply with the NASDAQ listing requirements and to meet the capital requirements of our operations could be adversely impacted.

We believe that maintaining the listing of our Common Stock on The NASDAQ Capital Market is in the best interest of the Company and its stockholders. Inclusion in NASDAQ increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by market makers. Further, a higher per share stock price may enhance our access to capital and increase our flexibility in responding to anticipated capital requirements. We believe that prospective investors will view an investment in the Company more favorably if our shares exceed the $1.00 minimum per share and/or qualify for listing on The NASDAQ Capital Market.

We believe the Reverse Stock Split is in the best interests of the Company and its stockholders. However, there can be no assurances that the Reverse Stock Split will have the desired consequences. The Reverse Stock Split may not permit us to initially meet and/or demonstrate to NASDAQ our ability to maintain compliance with these NASDAQ listing requirements for an extended period of time. Furthermore, even if we meet these requirements we may, in the future, be unable to comply with these or other NASDAQ listing requirements. If following the Reverse Stock Split, the trading price of our Common Stock again closes below $1.00 for ten consecutive days and the closing bid price of the Common Stock is not $1.00 or more for ten consecutive trading days within the prescribed time period for regaining compliance, our Common Stock could again be subject to de-listing. Additionally, if following the Reverse Stock Split, the market value of our listed securities remains below $35,000,000, our Common Stock would be delisted. In addition, we may be unable to attract investors at commercially reasonable terms, or at all, even with a higher stock price.

Our Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities and Exchange Act or 1934, as amended.

Our Board of Directors reserves the right to elect not to proceed, and abandon, the Reverse Stock Split if it determines, in its sole discretion, that the Proposal is no longer in the best interests of the Company and its stockholders.

Potential Effects of the Reverse Stock Split

If our Board of Directors implements the Reverse Stock Split, there can be no assurance that the Reverse Stock Split will increase the trading price of our Common Stock as the actual effect of the Reverse Stock Split cannot be predicted. The market price of our Common Stock may not rise in proportion to the reduction in the number of shares outstanding resulting from the Reverse Stock Split. Also, the trading price of our Common Stock may change as a result of other unrelated factors, including the results of our ongoing clinical trials, our cash position and other factors related to our business as well as general market conditions.

The reverse stock split would not change the number of authorized shares of Common Stock designated by our Certificate of Incorporation. Currently, we have authorized 100,000,000 shares of Common Stock. Thus, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our Certificate of Incorporation would increase. These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise and to take advantage of attractive opportunities. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted in the same manner as would result in any other share issuance.

This proposal has been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of Common Stock that would become available for issuance if the Reverse Stock Split is effected could also be used by the Company’s management to oppose a hostile takeover attempt or delay or prevent changes in control. Our Board of Directors is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted in response to any such proposals.

The liquidity of our Common Stock could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. Although our Board of Directors believes that a higher trading price may help generate investor interest, there can be no assurance that the Reverse Stock Split will generate a per share trading price that will attract investors. As a result, any decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest.

Except for possible adjustments that may result from the treatment of fractional shares, after the Effective Date each stockholder shall own a reduced number of Common Stock but will hold the same percentage of outstanding shares as the stockholder held prior to the Effective Date. Following the Effective Date, each share of Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to the outstanding Common Stock immediately before the Effective Date.

In accordance with the terms of the Reverse Stock Split Amendment, adjustments shall be made to the number of shares of Common Stock that may be purchased upon the exercise of our outstanding options and warrants and conversion of our outstanding convertible securities.

Rights Agreement

In August 2004, we implemented a rights agreement (the “Rights Agreement”) and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock on August 31, 2004. Each share of Common Stock outstanding at the time of the reverse stock split will have the same number of Rights associated with it as were associated with one share of Common Stock immediately prior to the reverse stock split. However, ratable adjustments will be made to: (i) the deemed market price of the Series A Junior preferred stock, (ii) the redemption price per Right and (iii) the “spread” used to calculate the consideration that may be issued in exchange for a Right. The foregoing summary is qualified in its entirety by the full text of the Rights Agreement, a copy of which has been filed with the SEC and is available from us.

Registered and Beneficial Stockholders

Under the Reverse Stock Split, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker, or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Accounting Matters

The Reverse Stock Split will not affect the par value of our Common Stock. As of the Effective Date, the stated capital attributable to the Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split selected by our Board of Directors. The additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be restated because there will be fewer shares of our Common Stock outstanding.

Procedure for Effecting the Reverse Stock Split

If our Board of Directors determines that it is in the best interest of the Company and its stockholders to implement the Reverse Stock Split, upon such determination we will promptly file a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware, in the form attached hereto as Annex A. The Reverse Stock Split will become effective on the date of the filing of the Certificate of Amendment (the “Effective Date”). Beginning on the Effective Date, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR EXISTING CERTIFICATES FOR STOCK CERTIFICATES REPRESENTING THE NUMBER OF SHARES OF STOCK EACH HOLDER IS ENTITLED TO RECEIVE AS A RESULT OF THE REVERSE STOCK SPLIT.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.

Federal Income Tax Consequences

The following discussion generally describes certain United States federal income tax consequences of the proposed Reverse Stock Split to stockholders of the Company. This discussion is limited to United States persons who hold their Common Stock as capital assets. For this purpose a United States person is a beneficial owner of Common Stock who or that is: a citizen or resident of the United States, as determined for federal income tax purposes; a corporation or other entity taxable as a corporation or a partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia; an estate the income of which is subject to United States federal income taxation regardless of its source; or a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons can control all substantial decisions of the trust, or, if the trust was in existence on August 20, 1996, a trust that has elected to continue to be treated as a United States person.

The following does not address all of the United States federal income tax consequences that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules, including, without limitation: holders subject to the alternative minimum tax; banks, insurance companies or other financial institutions; tax-exempt organizations; dealers in securities or commodities; traders in securities; United States persons (as defined below) whose “functional currency” is not the United States dollar; persons that will hold the Common Stock as a position in a hedging, “straddle,” “conversion” or other risk reduction transaction; or persons deemed to sell the Common Stock under the constructive sale provisions of the Code. If a partnership holds Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership.

The following does not address any foreign, state, local tax or income, alternative minimum or other federal tax consequences of the proposed Reverse Stock Split. The actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to such stockholder’s acquisition and ownership of the Common Stock. Thus, the Company makes no representations concerning the tax consequences for any of its stockholders and recommends that each stockholder consult with such stockholder’s own tax advisor concerning the tax consequences of the Reverse Stock Split, including federal, state, and local, or other income tax.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Stock Split. However, the Company believes that, because the Reverse Stock Split is not part of a plan to periodically increase a stockholder’s proportionate interest in the assets or earnings and profits of the Company, the proposed Reverse Stock Split will have the following income tax effects:

1.	A stockholder will not recognize taxable gain or loss as a result of the Reverse Stock Split.

2.	In the aggregate, a stockholder’s basis in post-split Common Stock will equal such stockholder’s basis in the shares of pre-split Common Stock exchanged therefor and such stockholder’s holding period for post-split Common Stock will include the holding period for pre-split Common Stock exchanged therefor.

3.	The proposed Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and the Company will not recognize any gain or loss as a result of the Reverse Stock Split.

EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Vote Required

The affirmative vote of the holders of not less than a majority of our outstanding shares of Common Stock is required for approval of the proposal. Brokers will have discretionary authority to vote shares held in their name for the Reverse Stock Split even if they do not receive instructions from the beneficial owners.

Recommendation of our Board of Directors

The members of our Board of Directors unanimously recommend that you vote FOR approval of this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of November 1, 2005 by (i) each of our directors; (ii) each Named Executive Officer; (iii) all of our current directors and executive officers as a group; and (iv) each person known by us to be the beneficial owner of more than five percent (5%) of the shares outstanding of common stock. This table is based on information supplied to us by our executive officers, directors, and principal stockholders.

As of November 1, 2005, we had 60,556,428 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent Owned(1)
Citigroup Inc.(2)	10,311,413		17.03%
Heartland Advisors, Inc.(3)	5,964,725		9.85%
3i Group Investments LP(4)	4,161,564		6.87%
VCG Venture Capital Gessellschatft mbH & Co Fonds III KG (5)	3,290,095		5.43%
Patrick T. Mooney, M.D.	420,000	(6)	*
Philip C. Gevas	2,442,350	(7)	3.97%
William Hasler	426,000	(8)	*
James F. Smith	102,500	(9)	*
Dov Michaeli	321,900	(10)	*
Paul Broome	99,500	(11)	*
Frederick W. Jacobs	63,000	(12)	*
Robert S. Basso	171,166	(13)	*
Vincent Enright	90,000	(14)
Georges Hibon	89,000	(15)	*
Manfred Ruediger	353,157	(16)	*
David H. Sachs, M.D.	60,000	(17)	*
Nicholas J. Stathis, Esq.	228,000	(18)	*
All directors and executive officers As a group (12 persons)	4,481,673	(19)	7.10%

*	Less than one percent.

Except as otherwise indicated, the address of each person named in this table is c/o Aphton Corporation, 8 Penn Center, Suite 2300, 1628 JFK Boulevard, Philadelphia, PA 19103.

(1)	The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (the “Commission”). Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of the security, or “investment power,” which includes the power to dispose of or direct the disposition of the security. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In addition, in determining the number and percentage of shares beneficially owned by each person pursuant to options exercisable within 60 days after November 1, 2005, shares issuable upon exercise of such options are deemed outstanding for the purpose of determining the total number outstanding for such person and are not deemed outstanding for such purpose for all other stockholders. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

(2)	The principal business address of Citigroup Inc. (“Citigroup”) is 399 Park Avenue, New York, New York 10043. This number is based solely on Amendment No. 11 to the Schedule 13G filed on June 10, 2005. According to the Schedule 13G, Citigroup has shared voting power and shared dispositive power with respect to all of the referenced shares.
(3)	The principal business address of Heartland Advisors, Inc. (“Heartland”) is 789 North Water Street, Milwaukee, Wisconsin 53202. This number is based solely on Amendment No. 4 to the Schedule 13G filed on June 9, 2005. According to the Schedule 13G, Heartland has shared voting power with respect to 5,609,725 shares and shared dispositive power with respect to all of the referenced shares.
(4)	The address of 3i Group Investments LP is 91 Waterloo Road, London SE1 8XP, United Kingdom. 3i 2004 GmbH & CO. KG (“3i 2004”) is the general partner of 3i Group Investments LP. By reason of such relationship 3i 2004 may be deemed to share the voting and/or dispositive power over the shares. Robert Stein and Michael von Malinckrodt as the managing directors of 3i 2004 exercise voting and/or dispositive power over the shares.
(5)	The address of VCG Venture Capital Gesellschaft mbH & Co Fonds III KG (“VC Fonds”) is Neumarkter Straße 28, 81673 Munich, Germany. VCG Venture Capital Gesellschaft mbH (“VCG Venture”) is the general partner of VC Fonds. By reason of such relationship VCG Venture may be deemed to share the voting and/or dispositive power over the shares. Dr. Jörg Neermann and Jürgen Gerlach are the managing directors of VCG Venture. By reason of such relationship Dr. Jörg Neermann and Jürgen Gerlach share voting and/or dispositive power over the shares.
(6)	Includes 100,000 shares of restricted stock subject to vesting and certain selling restrictions and options to purchase 300,000 shares exercisable within 60 days after November 1, 2005.
(7)	Includes 10,000 shares of restricted stock subject to certain selling restrictions and options to purchase 925,000 shares exercisable within 60 days after November 1, 2005. 1,507,350 shares were disposed of by Mr. Gevas to trusts. Mr. Gevas disclaims beneficial ownership of 1,507,350 of these shares, but may be deemed to have beneficial ownership of them.
(8)	Includes 10,000 shares of restricted stock subject to certain selling restrictions and options to purchase 346,000 shares exercisable within 60 days after November 1, 2005.
(9)	Includes 25,000 shares of restricted stock subject to vesting and certain selling restrictions and options to purchase 62,500 shares exercisable within 60 days after November 1, 2005.
(10)	Includes options to purchase 320,000 shares exercisable within 60 days after November 1, 2005. Mr. Michaeli is no longer employed by us and therefore, this number is based solely on the information known to us.
(11)	Consists solely of options to purchase shares exercisable within 60 days after November 1, 2005.
(12)	Consists solely of options to purchase shares exercisable within 60 days after November 1, 2005. Mr. Jacobs is no longer employed by us and therefore, this number is based solely on the information known to us.
(13)	Includes 10,000 shares of restricted stock subject to certain selling restrictions and options to purchase 129,000 shares exercisable within 60 days after November 1, 2005.
(14)	Includes 10,000 shares of restricted stock subject to certain selling restrictions and options to purchase 50,000 shares exercisable within 60 days after November 1, 2005.
(15)	Includes 10,000 shares of restricted stock subject to certain selling restrictions and options to purchase 79,000 shares exercisable within 60 days after November 1, 2005.
(16)	Consists solely of shares held by a trust of which Mr. Ruediger is the beneficiary.
(17)	Includes 10,000 shares of restricted stock subject to certain selling restrictions and options to purchase 50,000 shares exercisable within 60 days after November 1, 2005.
(18)	Includes 10,000 shares of restricted stock subject to certain selling restrictions and options to purchase 168,000 shares exercisable within 60 days after November 1, 2005.
(19)	Includes 195,000 shares of restricted stock subject to vesting and/or certain selling restrictions and options to purchase 2,562,157 shares exercisable within 60 days after November 1, 2005.

On November 9, 2005, we entered into a binding Letter Agreement with the holders of our 2003 senior convertible notes to cancel such notes in exchange for a combination of $3.0 million in cash, 6,500,000 shares of our common stock (of which 1,500,000 shares will be subject to a 2 year escrow) and 10,000 shares of our Series A Preferred Stock, with a stated value of $10.0 million and a conversion price of $0.50 per share (collectively, the “Transaction Shares”). The Note Exchange closed on November 23, 2005. The Transaction Shares are subject to voting and ownership caps. Upon closing of the Note Exchange, SF Capital Partners Ltd. (“SF Capital”) received 3,250,000 shares of our common stock and 5,000 shares of our Series A Preferred Stock, with a stated value of $5.0 million and convertible into common stock at a conversion price of $0.50 per share, subject to the limitation that SF Capital cannot convert if the shares of common stock to be received in the conversion would represent more than 9.9% of the then outstanding shares of our common stock after such conversion is given effect. Upon closing of the Note Exchange, Heartland received 1,625,000 shares of our common stock and 2,500 shares of our Series A Preferred Stock, with a stated value of $2.5 million and convertible into common stock at a conversion price of $0.50 per share, subject to the limitation that Heartland cannot convert if the shares of common stock to be received in the conversion would represent more than 9.9% of the then outstanding shares of our common stock after such conversion is given effect. Upon closing of the Note Exchange, Citigroup received 1,625,000 shares of our common stock and 2,500 shares of our Series A Preferred Stock, with a stated value of $2.5 million and convertible into common stock at a conversion price of $0.50 per share, subject to the limitation that Citigroup cannot convert if the shares of common stock to be received in the conversion would represent more than 19.9% of the then outstanding shares of our common stock after such conversion is given effect.

GENERAL INFORMATION

Other Matters. Our Board of Directors does not intend to present any matter for action at this meeting other than the matters described in this proxy statement. If any other matters properly come before the Special Meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

Multiple Stockholders Sharing the Same Address. Regulations regarding the delivery of copies of proxy materials to stockholders permit us, banks, brokerage firms, and other nominees to send one proxy statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker, or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker, or other nominee, the stockholder must contact the bank, broker, or other nominee, as applicable, to revoke such consent. In the event that a stockholder wishes to receive a separate proxy statement for the Special Meeting, the stockholder may receive printed copies by contacting Aphton Corporation, Attention: Secretary, at 8 Penn Center, Suite 2300, 1628 JFK Boulevard, Philadelphia, Pennsylvania 19103 or by calling (215) 218-4340.

Any stockholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements and who wish to receive only one copy of these materials per household in the future should also contact us by mail or telephone as instructed above. Any stockholders sharing an address whose shares of Common Stock are held by a bank, broker, or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker, or other nominee to request that only one set of these materials be delivered in the future.

Stockholder Proposals for 2006 Annual Meeting. Stockholder proposals for inclusion in the proxy materials related to the 2006 Annual Meeting of Stockholders must be received by Aphton at its principal executive offices, 8 Penn Center, Suite 2300, 1628 JFK Boulevard, Philadelphia, Pennsylvania 19103 by January 26, 2006. Such proposals should be sent by certified mail, return receipt requested.

Pursuant to the advance notice provisions in our Bylaws, any stockholder may nominate one or more persons for election as a director or propose business to be brought before a stockholders’ meeting, or both, only if the stockholder has given timely notice thereof in proper written form to the Secretary of the Corporation not later than ninety (90) days nor more than one-hundred-and-twenty (120) days prior to the stockholders’ meeting. If a stockholder fails to comply with the advance notice provisions, the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

To be in proper written form a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business proposed and/or persons nominated, as applicable, and the reasons for proposing such business or making such nomination; (ii) the name and address, as they appear on our books, of the stockholder proposing such business or making such nomination, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of our shares of Common Stock which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made; and (iv) with respect to any nomination, (a) a description of all arrangements and understandings between the stockholder and each candidate for director and any other person or persons (naming such person) pursuant to which the nomination is to be made, (b) the name, age, business address and residence address of the candidate, (c) the class and number of shares of our capital stock owned beneficially and of record by the candidate, (d) the candidate’s consent to being named in the proxy statement and to serving as a director if elected, and (e) such other information regarding a candidate as would be required to be included in a proxy statement (including information with respect to a candidate’s independence as defined under the rules and regulations promulgated by the Commission and The NASDAQ Capital Market and information regarding the candidate’s attributes that the Nominating Committee would need to consider in order to assess whether such candidate would qualify as an “audit committee financial expert” as defined by the rules and regulations promulgated by the Commission).

Expenses of Solicitation. Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by our directors, officers, and regular employees. The entire cost of solicitation will be borne by us.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the Commission. You may read our Commission filings over the Internet at the Commission’s website at http://www.sec.gov. You may also read and copy documents at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

By Order of the Board of Directors,

PATRICK A. MOONEY, MD Chairman

Philadelphia, Pennsylvania

[            ], 2005

ANNEX A

FORM OF REVERSE STOCK SPLIT AMENDMENT

That, the Corporation’s Certificate of Incorporation, as amended, be further amended by inserting the following in Article IV:

“Upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each [INSERT APPROPRIATE SPLIT NUMBER, AS DETERMINED IN ACCORDANCE WITH THE PROPOSAL] issued and outstanding shares of authorized Common Stock of the Corporation, $.001 par value per share shall be reclassified and combined into one (1) share of Common Stock. There shall be no fractional shares issued. Each resulting fractional share shall be rounded up to a whole share. The total number of authorized shares of Common Stock immediately after the Effective Time shall continue to be 100,000,000.”

REVOCABLE PROXY

APHTON CORPORATION

8 Penn Center, Suite 2300

1628 JFK Boulevard

Philadelphia, Pennsylvania 19103

SPECIAL MEETING OF STOCKHOLDERS

[                    ], 2006

[                    ] EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James F. Smith and Patrick T. Mooney, M.D., each with full power of substitution, to act as proxies for the undersigned and to vote all shares of Common Stock of the Company that the undersigned is entitled to vote only at the Special Meeting of Stockholders, to be held on [                    ], 2006, at [                    ] Eastern Time, at 8 Penn Center, Suite 2300, 1628 JFK Boulevard, Philadelphia, Pennsylvania 19103 and at any and all adjournments thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified on an executed proxy that is returned, then this proxy will be voted FOR the proposals listed. If any other business is presented at the Special Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and the accompanying Proxy Statement relating to the Special Meeting.

PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

(if you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

APHTON 8 PENN CENTER, SUITE 2300 1628 JFK BOULEVARD PHILADELPHIA, PENNSYLVANIA 19103

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Aphton Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Aphton Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

APHTON CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE FOLLOWING PROPOSALS

1. An amendment to the Aphton Corporation Amended and Restated Certificate of Incorporation to effect a reverse split of our issued and outstanding Common Stock.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

For address changes and/or comments, please check this box and    ☐

write them on the back where indicated.

Please indicate if you plan to attend the Special Meeting	☐ ☐
Yes No

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date